Exhibit 99.3

Global Email from Ben

KalVista Team,

This morning, we announced that KalVista has entered into an agreement to be acquired by Chiesi Group (“Chiesi”) for $27.00 per share in cash, representing a total value of approximately $1.9 billion. The full press release is attached to this email.

This is a significant milestone for our company and a reflection of the extraordinary work all of us have done to build KalVista into the organization it is today. Together, we have delivered on a bold vision that has guided us for nearly a decade — to develop and deliver the first and only oral on-demand treatment for HAE. This achievement and its impact on people living with this disease would not have been possible without your dedication, expertise, and commitment.

We came to this decision following a thorough review of strategic opportunities conducted by our Board of Directors and management team to find the best path forward to accelerate our mission and serve people living with HAE. Chiesi, a privately held global biopharmaceutical company based in Italy, brings deep expertise in rare diseases, along with global scale and resources that we expect will help expand access to EKTERLY. We believe this transaction represents the right next step in our journey.

In terms of next steps, we expect the transaction to close in the third quarter of 2026, subject to the satisfaction of the closing conditions, including the tender of at least a majority of the then outstanding KalVista shares, receipt of regulatory approvals, and other customary offer conditions. Until then, KalVista and Chiesi will remain separate, independent companies, and our operations will not change.

While this proceeds, it is critical that we continue our efforts as usual and stay focused on what matters most: delivering EKTERLY, advancing our pediatric clinical program, and operating as a public company. People living with HAE are counting on us, and our commitment to them remains unwavering.

You likely have questions about what this means for you and for KalVista. We will be hosting a Town Hall at 8:30 a.m. ET to provide more details and share what we know at this stage. An invitation will follow shortly.  In addition, we will distribute an internal FAQ to address initial questions. I look forward to talking to all of you shortly.

Ben

Note: Today’s announcement may generate increased attention on the Company. Consistent with our policy, if you receive any calls or emails from the media, please forward them to Molly Cameron (mcameron@kalvista.com). Inquiries from financial analysts or investors should be forwarded to Ryan Baker (rbaker@kalvista.com) and other external stakeholder questions should be sent to Jennifer Snyder (jsnyder@kalvista.com).

Additional Information and Where to Find It

The tender offer (the “Offer”) for the outstanding shares of common stock (the “Shares”) of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the Offer materials that the Company, Chiesi Farmaceutici S.p.A., an Italian società per azioni (“Parent”) and Skyline Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”). A solicitation and offer to buy outstanding Shares of the Company will only be made pursuant to the Offer materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file Offer materials on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER. Free copies of these materials and certain other offering documents will be made available by the Company under the “Investors & News” section of the Company’s website at https://www.kalvista.com/ or by directing requests for such materials to the information agent for the Offer, which will be named in the tender offer materials. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference into, this communication. The Offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents), as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will also be made available for free on the SEC’s website at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements, or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward Looking Statements

This communication contains forward-looking statements related to the Company, Parent, the Offer, the merger of Purchaser with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), the Agreement and Plan of Merger, dated April 29, 2026, by and among Parent, Purchaser, the Company and KalVista Pharmaceuticals Limited, a private limited company organized under the laws of England and Wales (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) that involve substantial risks and uncertainties.  Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “target,” “seek,” “believe,” “project,” “estimate,” “expect,” “position,” “strategy,” “future,” “likely,” “may,” “should,” “will” or the negative of these terms or similar references to future periods, although not all forward-looking statements contain these words. In this communication, forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the Transactions; filings and approvals relating to the Transactions, statements regarding the expected timetable for completing the Transactions; statements regarding plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company and Parent; and post-closing operations and the outlook for the parties’ businesses, including, without limitation, the ability to commercialize current and future product candidates (including further commercialization of EKTERLY®). Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict, and could cause actual events or results to differ materially from those currently indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer and the possibility that the acquisition does not close; the possibility that competing offers will be made; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the effects of the Transactions on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of U.S. Food and Drug Administration approvals or actions, if any; the impact of competitive products and pricing; the risk that, if the Transactions are consummated, the businesses will not be integrated successfully and that Parent may not realize the potential benefits of the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; the success of the Company’s efforts to commercialize EKTERLY, including revenues from sales of EKTERLY; the Company’s ability to successfully obtain additional foreign regulatory approvals for sebetralstat; the Company’s expectations about the safety and efficacy of sebetralstat and the Company’s other product candidates; the timing of clinical trials and their results, the Company’s ability to commence clinical studies or complete ongoing clinical studies, including the Company’s KONFIDENT-S and KONFIDENT-KID trials, and the ability of EKTERLY to treat HAE; the timing of regulatory filings and product launches; the Company’s plans for international expansion; expectations regarding market adoption and utilization trends; and the Company’s ability to establish and maintain strategic partnerships.

Further information on potential risk factors that could affect the Company’s business and financial results are detailed in the Company’s filings with the SEC, including in the Company’s transition report on Form 10-KT for the transition period from May 1, 2025 to December 31, 2025, the Company’s quarterly reports on Form 10-Q, current reports on Form 8-K, as well as the Schedule 14D-9 to be filed by the Company and the Schedule TO and related tender offer documents to be filed by Parent and Purchaser. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company and Parent, and the Company and Parent disclaim any obligation to update the information contained in this communication as new information becomes available.